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                                                                    Exhibit 99.1
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FOR IMMEDIATE RELEASE
December 10, 2001

Lante Reaches Agreement with Luminant Worldwide to Acquire Key Assets

CHICAGO - Information technology solutions provider Lante Corporation announced today it has agreed to acquire key assets from Luminant Worldwide Corporation. The assets to be acquired include client relationships and contracts, intellectual property, software assets and certain tangible assets. Lante has agreed to pay approximately $3 million cash with no assumption of debt for these assets.

Luminant filed for protection under Chapter 11 of the Federal Bankruptcy Code on Friday, December 7/th/ and will be filing a motion with the Bankruptcy Court seeking authority to sell the assets to Lante. This transaction will be completed pursuant to section 363 of the Bankruptcy Code and is subject to various conditions including final court approval. The transaction is expected to close in the early part of the first quarter of 2002. In connection with the transaction, Lante may advance a portion of the purchase price through debtor-in-possession financing that will be secured by Luminant's assets.

Rudy Puryear, Lante's president and CEO, said, "This is a focused acquisition that we believe both fits our business partner integration strategy and will be accretive in the first quarter of 2002. Lante intends to leverage its existing administrative and technical infrastructure to support the billable personnel hired from Luminant. Lante will determine the number of Luminant personnel to be hired based on the strength of Luminant's business prior to consummation of the acquisition. Lante is committed to building upon the strong relationships and quality service that Luminant provides its existing and prospective clients."

About Lante

Lante Corporation (NASDAQ: LNTE) is a leading information technology consulting company focused on helping companies collaborate electronically to save money, grow revenue and build stronger, more profitable business relationships. Since its inception in 1984, Lante has been an innovator in applying emerging technologies to business. Headquartered in Chicago, Lante serves clients throughout the United States. Its web site is www.lante.com.

For more information

Todd Kobayashi
Director of Investor Relations
Lante Corporation
312-696-5292
toddk@lante.com

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995 This news release includes forward-looking statements that reflect Lante's current expectations and projections about the Luminant transaction as well as Lante's future results, performance, prospects and opportunities. Lante has attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to Lante and are subject to a number of risks, uncertainties and other factors that could cause Lante's actual results, performance, prospects or opportunities in 2001 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: failure of the proposed transaction to be consummated; the risk that Luminant's business will not be integrated successfully or that Lante will incur unanticipated integration costs; each company's ability to retain and strengthen client and employee relationships through and after consummation of the proposed transaction; uncertain demand for consulting services such as those offered by Lante and Luminant; intense competition in the Internet professional services market; and factors affecting the overall economy. For further information about these and other risks, uncertainties and factors, please review the disclosure included in each company's latest filings with the Securities and Exchange Commission, including their most recent annual reports on Form 10-K and their quarterly reports on Form 10-Q. You should not place undue reliance on any forward-looking statements. Except as required by the federal securities laws, Lante undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this news release.